Exhibit 10.2(a)

June 1, 2012

Winton Capital Management

1a. St. Mary Abbot’s Place

Kensington, London W86LS,

U.K.

Attention: Mr. Martin Hunt

Re: Management Agreement Renewals

Dear Mr. Hunt:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2013 and all other provisions of the Management Agreements will remain unchanged.

•	Diversified Multi-Advisor Futures Fund L.P.

•	Orion Futures Fund L.P.

•	CMF Winton Feeder I LP

•	CMF Winton Master Fund L.P.

•	Tactical Diversified Futures Fund L.P.

•	Institutional Futures Portfolio LP

•	Abingdon Futures Fund L.P.

•	Global Futures Fund Ltd.

•	Orion Futures Fund (Cayman) Ltd.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Brian Centner at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1290.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Brian Centner
Brian Centner Chief Financial Officer and Director

WINTON CAPITAL MANAGEMENT

By:	/s/ Andrew Bastow
Print Name: BC/sr	Andrew Bastow